Citigroup Global Markets Holdings Inc.	August 28, 2026 Medium-Term Senior Notes, Series N Pricing Supplement No. 2026-USNCH33743 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293732 and 333-293732-02

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for quarterly contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because your payment at maturity may be significantly less than the stated principal amount of your securities, and possibly zero; and (iii) the securities may be automatically redeemed prior to maturity beginning approximately three months after the issue date. Each of these risks will depend on the performance of the worst performing of the shares of common stock of Amazon.com, Inc., the shares of Class A common stock of Alphabet Inc. and the shares of common stock of Microsoft Corporation (each, the “underlying shares”), as described below. You will be subject to risks associated with each of the underlying shares and will be negatively affected by adverse movements in any one of the underlying shares regardless of the performance of the other underlying shares. Although you will be exposed to downside risk with respect to the worst performing underlying shares, you will not participate in any appreciation of any underlying shares or receive any dividends paid on any underlying shares.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Underlying shares	Initial share price*	Downside threshold price**
	Shares of Common Stock of Amazon.com, Inc. (ticker symbol: “AMZN UW”)	$266.43	$133.215
	Shares of Class A Common Stock of Alphabet Inc. (ticker symbol: “GOOGL UW”)	$346.59	$173.295
	Shares of Common Stock of Microsoft Corporation (ticker symbol: “MSFT UW”)	$513.53	$256.765
	* For each of the underlying shares, its closing price on the pricing date ** For each of the underlying shares, 50.00% of its initial share price
Aggregate stated principal amount:	$4,165,000
Stated principal amount:	$1,000 per security
Pricing date:	August 28, 2026
Issue date:	September 2, 2026
Maturity date:	Unless earlier automatically redeemed, August 31, 2028
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously automatically redeemed, the securities will pay a contingent coupon equal to 2.675% of the stated principal amount of the securities (10.70% per annum) if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to its downside threshold price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than its downside threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Memory coupon feature:	If the closing price of the worst performing underlying shares is less than its downside threshold price on one or more valuation dates and, on a subsequent valuation date, the closing price of the worst performing underlying shares is greater than or equal to its downside threshold price, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing price of the worst performing underlying shares is less than its downside threshold price on any valuation date and on each subsequent valuation date thereafter, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.
Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$1,000.00	$15.00(2)	$980.00
$5.00(3)
Total:	$4,165,000.00	$83,300.00	$4,081,700.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $972.10 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $20.00 for each $1,000.00 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $15.00 for each $1,000.00 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus. In addition, CGMI will pay to one or more electronic platform providers a fee of $0.50 for each security sold in this offering where related selected dealers and/or custodians implement or utilize such providers.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $5.00 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-9.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-12 dated February 25, 2026     Prospectus Supplement and Prospectus each dated February 25, 2026

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

KEY TERMS (continued)
Valuation dates, potential redemption dates and contingent coupon payment dates:	The valuation dates, potential redemption dates and contingent coupon payment dates are set forth below:
	Valuation dates*	Potential redemption dates*	Contingent coupon payment dates**
	November 30, 2026	November 30, 2026	December 3, 2026
	March 1, 2027	March 1, 2027	March 4, 2027
	May 28, 2027	May 28, 2027	June 3, 2027
	August 30, 2027	August 30, 2027	September 2, 2027
	November 29, 2027	November 29, 2027	December 2, 2027
	February 28, 2028	February 28, 2028	March 2, 2028
	May 30, 2028	May 30, 2028	June 2, 2028
	August 28, 2028 (the “final valuation date”)	N/A	August 31, 2028 (the “maturity date”)

* Each valuation date is subject to postponement if such date is not a scheduled trading day or certain market disruption events occur, as described in the accompanying product supplement. Each potential redemption date is subject to postponement on the same basis as a valuation date.

** If the valuation date immediately preceding any contingent coupon payment date (other than the final valuation date) is postponed, that contingent coupon payment date will also be postponed so that it falls on the third business day after such valuation date, as postponed.

Automatic early redemption:	If, on any potential redemption date, the closing price of the worst performing underlying shares on that date is greater than or equal to its initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to the early redemption payment. If the securities are redeemed, no further payments will be made.
Early redemption payment:	The stated principal amount of $1,000 per security plus the related contingent coupon payment (including any previously unpaid contingent coupon payments)
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, for each $1,000 stated principal amount security you hold at maturity, you will receive cash in an amount determined as follows:

▪   If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to its downside threshold price: $1,000 + the contingent coupon payment due at maturity (including any previously unpaid contingent coupon payments)

▪   If the final share price of the worst performing underlying shares on the final valuation date is less than its downside threshold price: $1,000 + ($1,000 × the share return of the worst performing underlying shares on the final valuation date)

If the final share price of the worst performing underlying shares on the final valuation date is less than its downside threshold price, you will receive less, and possibly significantly less, than 50.00% of the stated principal amount of your securities at maturity, and you will not receive any contingent coupon payment (including any previously unpaid contingent coupon payments) at maturity.

Final share price:	For each of the underlying shares, its closing price on the final valuation date
Share return:	For each of the underlying shares on any valuation date or potential redemption date, (i) its closing price on that valuation date or potential redemption date minus its initial share price, divided by (ii) its initial share price
Worst performing underlying shares:	For any valuation date or potential redemption date, the underlying shares with the lowest share return on that valuation date or potential redemption date
CUSIP / ISIN:	17334CPH1 / US17334CPH15

August 2026	PS-2

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity or, in the case of a delisting of the underlying shares, could give us the right to call the securities prior to maturity for an amount that may be less than the stated principal amount. These events, including market disruption events and other events affecting the underlying shares, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “—Delisting of an Underlying Company” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. The initial share price and the downside threshold price applicable to each of the underlying shares are each a “Relevant Value” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price and the downside threshold price applicable to each of the underlying shares are each subject to adjustment upon the occurrence of any of the events described in that section.

Investment Summary

The securities provide an opportunity for investors to earn a quarterly contingent coupon payment, which is an amount equal to $26.75 (2.675% of the stated principal amount) per security, with respect to each quarterly valuation date on which the closing price of the worst performing underlying shares on that valuation date is greater than or equal to 50.00% of its initial share price, which we refer to as its downside threshold price. The quarterly contingent coupon payment, if any, will be payable quarterly on the relevant contingent coupon payment date, which is the third business day after the related valuation date or, in the case of the quarterly contingent coupon payment, if any, with respect to the final valuation date, the maturity date. If the closing price of the worst performing underlying shares on any valuation date is less than its downside threshold price, investors will receive no quarterly contingent coupon payment for the related quarterly period. If the closing price of the worst performing underlying shares is less than its downside threshold price on one or more valuation dates and, on a subsequent valuation date, the closing price of the worst performing underlying shares is greater than or equal to its downside threshold price, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing price of the worst performing underlying shares is less than its downside threshold price on any valuation date and on each subsequent valuation date thereafter, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. It is possible that the closing price of the worst performing underlying shares could be below its downside threshold price on most or all of the valuation dates so that you will receive few or no quarterly contingent coupon payments. We refer to these payments as contingent because there is no guarantee that you will receive a payment on any contingent coupon payment date. Even if the closing price of the worst performing underlying shares was at or above its downside threshold price on some quarterly valuation dates, the closing price of the worst performing underlying shares may fluctuate below its downside threshold price on others.

If the closing price of the worst performing underlying shares on any potential redemption date (beginning approximately three months after the issue date) is greater than or equal to its initial share price, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the quarterly contingent coupon payment with respect to the related potential redemption date (including any previously unpaid contingent coupon payments). If the securities have not previously been automatically redeemed and the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to its downside threshold price, the payment at maturity will also be the sum of the stated principal amount and the quarterly contingent coupon payment with respect to the final valuation date (including any previously unpaid contingent coupon payments). However, if the securities have not previously been automatically redeemed and the final share price of the worst performing underlying shares on the final valuation date is less than its downside threshold price, investors will be exposed to the decline in the closing price of the worst performing underlying shares on the final valuation date, as compared to its initial share price, on a 1-to-1 basis (and, in addition, will not receive any contingent coupon payment at maturity, including any previously unpaid contingent coupon payments). Under these circumstances, the payment at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the share return of the worst performing underlying shares on the final valuation date, which means that the payment at maturity will be less than 50.00% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no quarterly contingent coupon payments over the term of the securities. The stated payments on the securities are based solely on the performance of the worst performing underlying shares on each valuation date. As a result, investors will be negatively affected by adverse movements in any one of the underlying shares, regardless of the performance of the others. In addition, investors will not participate in any appreciation of any of the underlying shares.

August 2026	PS-3

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent coupon payment equal to 2.675% of the stated principal amount with respect to each valuation date on which the closing price of the worst performing underlying shares on that valuation date is greater than or equal to 50.00% of its initial share price, which we refer to as its downside threshold price. The securities may be automatically redeemed prior to maturity for the stated principal amount per security plus the applicable quarterly contingent coupon payment (including any previously unpaid contingent coupon payments), and the payment at maturity will vary depending on the final share price of the worst performing underlying shares on the final valuation date, as follows:

Scenario 1

On any potential redemption date (beginning approximately three months after the issue date), the closing price of the worst performing underlying shares on that potential redemption date is greater than or equal to its initial share price.

■    The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the quarterly contingent coupon payment with respect to the related potential redemption date (including any previously unpaid contingent coupon payments).

■    Investors will not participate in any appreciation of any of the underlying shares from their applicable initial share prices.

Scenario 2

The securities are not automatically redeemed prior to maturity, and the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to its downside threshold price.

■    The payment due at maturity will be (i) the stated principal amount plus (ii) the quarterly contingent coupon payment with respect to the final valuation date (including any previously unpaid contingent coupon payments).

■    Investors will not participate in any appreciation of any of the underlying shares from their applicable initial share prices.

Scenario 3

The securities are not automatically redeemed prior to maturity, and the final share price of the worst performing underlying shares on the final valuation date is less than its downside threshold price.

■    The payment due at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the share return of the worst performing underlying shares on the final valuation date.

■    Investors will lose a significant portion, and may lose all, of their principal in this scenario.

August 2026	PS-4

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate potential payments on the securities. The first diagram illustrates how to determine whether a contingent coupon payment will be paid with respect to a quarterly valuation date. The second diagram illustrates how to determine whether the securities will be automatically redeemed following a potential redemption date. The third diagram illustrates how to determine the payment at maturity if the securities are not automatically redeemed prior to maturity.

Diagram #1: Quarterly Contingent Coupon Payments

Diagram #2: Automatic Early Redemption

August 2026	PS-5

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about contingent coupon payments and the payment upon an early automatic redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page PS-7.

August 2026	PS-6

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly valuation date, how to determine whether the securities will be automatically redeemed prior to maturity and how to calculate the payment at maturity on the securities if the securities are not automatically redeemed prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as three months if the securities are automatically redeemed prior to the maturity date. For ease of analysis, figures in the examples below may have been rounded.

The examples below are based on the following hypothetical values and assumptions in order to illustrate how the securities work and do not reflect the actual quarterly contingent coupon, initial share prices of any of the underlying shares or their applicable downside threshold prices:

Hypothetical quarterly contingent coupon payment:	$26.75 (2.675% of the stated principal amount) per security
Hypothetical initial share price:	For each of the underlying shares, $100.00
Hypothetical downside threshold price:	For each of the underlying shares, $50.00, which, with respect to each of the underlying shares, is 50.00% of its hypothetical initial share price.

How to determine whether a contingent coupon is payable with respect to a quarterly valuation date and whether the securities are automatically redeemed following that valuation date (assuming the relevant valuation date is also a potential redemption date):

	Hypothetical final share price of the shares of common stock of Amazon.com, Inc.	Hypothetical final share price of the shares of Class A common stock of Alphabet Inc.	Hypothetical final share price of the shares of common stock of Microsoft Corporation	Hypothetical contingent coupon payment or payment upon automatic early redemption per security
Example 1: Hypothetical Valuation Date 1	$90.00 (share return = -10%)	$195.00 (share return = 95%)	$134.00 (share return = 34%)	$26.75
Example 2: Hypothetical Valuation Date 2	$185.00 (share return = 85%)	$45.00 (share return = -55%)	$113.00 (share return = 13%)	$0.00
Example 3: Hypothetical Valuation Date 3	$98.00 (share return = -2%)	$81.00 (share return = -19%)	$40.00 (share return = -60%)	$0.00
Example 4: Hypothetical Valuation Date 4	$156.00 (share return = 56%)	$161.00 (share return = 61%)	$187.00 (share return = 87%)	$1,080.25 (contingent coupon plus the previously unpaid contingent coupons are paid; securities redeemed)

Example 1: In this example, the shares of common stock of Amazon.com, Inc. have the lowest share return and, therefore, are the worst performing underlying shares on hypothetical valuation date 1. In this scenario, the closing price of the worst performing underlying shares on hypothetical valuation date 1 is greater than its downside threshold price and, as a result, investors in the securities would receive the contingent coupon payment of $26.75 per security on the related contingent coupon payment date. Because the closing price of the worst performing underlying shares on hypothetical valuation date 1 is less than its initial share price, the securities would not be automatically redeemed following that valuation date, even though the closing prices of the other underlying shares on that valuation date are greater than their respective initial share prices.

Example 2: In this example, the shares of Class A common stock of Alphabet Inc. have the lowest share return and, therefore, are the worst performing underlying shares on hypothetical valuation date 2. In this scenario, the closing price of the worst performing underlying shares on hypothetical valuation date 2 is less than its downside threshold price and, as a result, investors would not receive any contingent coupon payment on the related contingent coupon payment date, even though the closing prices of the other underlying shares are greater than their respective initial share prices. In addition, because the closing price of the worst performing underlying shares on hypothetical valuation date 2 is less than its initial share price, the securities would not be automatically redeemed following that valuation date.

Example 3: In this example, the shares of common stock of Microsoft Corporation have the lowest share return and, therefore, are the worst performing underlying shares on hypothetical valuation date 3. In this scenario, the closing price of the worst performing underlying shares on hypothetical valuation date 3 is less than its downside threshold price and, as a result, investors would not receive any contingent coupon payment on the related contingent coupon payment date, even though the closing prices of the other underlying shares are greater than their

August 2026	PS-7

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

respective downside threshold prices. In addition, because the closing price of the worst performing underlying shares on hypothetical valuation date 3 is less than its initial share price, the securities would not be automatically redeemed following that valuation date.

Investors in the securities will not receive a contingent coupon payment with respect to a valuation date if the closing price of the worst performing underlying shares on that valuation date is less than its downside threshold price, even if the closing prices of the other underlying shares are greater than their respective downside threshold prices.

Example 4: In this example, the shares of common stock of Amazon.com, Inc. have the lowest share return and, therefore, are the worst performing underlying shares on hypothetical valuation date 4. In this scenario, the closing price of the worst performing underlying shares on hypothetical valuation date 4 is greater than its initial share price, and the securities would be automatically redeemed on the related contingent coupon payment date for the early redemption payment, which is an amount in cash equal to the stated principal amount plus the related contingent coupon payment plus any previously unpaid contingent coupon payments, or $1,080.25 per security. Because no contingent coupon payment was received in connection with hypothetical valuation date #2 and hypothetical valuation date #3, investors in the securities would also receive the previously unpaid contingent coupon payment on the related contingent coupon payment dates.

How to determine the payment at maturity on the securities if the securities are not earlier automatically redeemed:

	Hypothetical final share price of the shares of common stock of Amazon.com, Inc.	Hypothetical final share price of the shares of Class A common stock of Alphabet Inc.	Hypothetical final share price of the shares of common stock of Microsoft Corporation	Hypothetical payment at maturity per security
Example 5	$117.00 (share return = 17%)	$178.00 (share return = 78%)	$158.00 (share return = 58%)	$1,026.75 plus any previously unpaid contingent coupon payments
Example 6	$130.00 (share return = 30%)	$40.00 (share return = -60%)	$155.00 (share return = 55%)	$400.00
Example 7	$133.00 (share return = 33%)	$98.00 (share return = -2%)	$0.00 (share return = -100%)	$0.00

Example 5: In this example, the shares of common stock of Amazon.com, Inc. are the worst performing underlying shares on the final valuation date. In this scenario, the final share price of the worst performing underlying shares on the final valuation date is greater than its downside threshold price. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment of $26.75 per security (assuming no previously unpaid contingent coupon payments), but you would not participate in the appreciation of any of the underlying shares even though all of the underlying shares have appreciated from their respective initial share prices.

Example 6: In this example, the shares of Class A common stock of Alphabet Inc. are the worst performing underlying shares on the final valuation date. In this scenario, the final share price of the worst performing underlying shares on the final valuation date is less than its downside threshold price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 + ($1,000 × the share return of the shares of Class A common stock of Alphabet Inc. on the final valuation date)

= $1,000 + ($1,000 × -60%)

= $1,000 + -600.00

= $400.00

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. You would incur a loss based on the performance of the worst performing underlying shares on the final valuation date, even though the final share prices of the other underlying shares are greater than their respective downside threshold prices.

Example 7: In this example, the shares of common stock of Microsoft Corporation are the worst performing underlying shares on the final valuation date and its final share price is less than its downside threshold price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 + ($1,000 × the share return of the shares of common stock of Microsoft Corporation on the final valuation date)

= $1,000 + ($1,000 × -100%)

= $1,000 + -1,000.00

= $0.00

In this scenario, because the closing price of the worst performing underlying shares on the final valuation date is less than its downside threshold price and is equal to $0.00, you would lose all of your investment in the securities, even though the final share prices of the other underlying shares are greater than their respective downside threshold prices.

August 2026	PS-8

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity and the final share price of the worst performing underlying shares on the final valuation date is less than its downside threshold price, you will lose a significant portion or all of your investment, based on a loss of 1% of the stated principal amount of the securities for every 1% by which the final share price of the worst performing underlying shares on the final valuation date is less than its initial share price, regardless of the performance of the other underlying shares. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment. If the final share price of any underlying shares is less than its downside threshold price, you will be fully exposed to any depreciation of the worst performing underlying shares from its initial share price to its final share price.

▪	You will not receive any contingent coupon payment for any quarter in which the closing price of the worst performing underlying shares on the related valuation date is less than its downside threshold price. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to its downside threshold price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than its downside threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing price of the worst performing underlying shares is below its downside threshold price on each valuation date, you will not receive any contingent coupon payments over the term of the securities. You will only receive a contingent coupon payment that has not been paid on a subsequent contingent coupon payment date if and only if the closing price of the worst performing underlying on the related valuation date is greater than or equal to its downside threshold price. If the closing price of any underlying shares on any quarterly valuation date is less than its downside threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date.

▪	The securities are subject to the risks of all of the underlying shares and will be negatively affected if any one of the underlying shares performs poorly, even if the others perform well. You are subject to risks associated with all of the underlying shares. If any one of the underlying shares performs poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of one or two could ameliorate the poor performance of the others. Instead, you are subject to the full risks of whichever of the underlying shares is the worst performing underlying shares on each valuation date.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing underlying shares on each valuation date, and you will not benefit in any way from the performance of the better performing underlying shares. The securities may underperform a similar alternative investment linked to a basket composed of the underlying shares, since in such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪	You will be subject to risks relating to the relationship among the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that any one of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of any underlying shares that is not the worst performing underlying shares is not relevant to your return on the securities. It is impossible to predict what the relationship among the underlying shares will be over the term of the securities.

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates, the securities will

August 2026	PS-9

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

not be automatically redeemed and the amount you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of and the correlation among the underlying shares are important factors affecting these risks. Greater expected volatility of, and lower expected correlation among, the underlying shares as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that (i) the closing price of the worst performing underlying shares on one or more valuation dates will be less than its downside threshold price, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, (ii) the closing price of the worst performing underlying shares on each potential redemption date will be less than its initial share price, such that the securities will not be automatically redeemed, and (iii) the closing price of the worst performing underlying shares on the final valuation date will be less than its downside threshold price, such that you will suffer a substantial loss of principal at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying shares. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying shares, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying shares on the final valuation date, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed beginning approximately three months after the issue date, interest rate risk and our and/or Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying shares on the final valuation date.

▪	The securities may be automatically redeemed prior to maturity, limiting your opportunity to receive contingent coupon payments. On any potential redemption date beginning approximately three months after issuance and prior to the final valuation date, the securities will be automatically redeemed if the closing price of the worst performing underlying shares on that potential redemption date is greater than or equal to its initial share price. Thus, the term of the securities may be limited to as short as approximately three months. If the securities are redeemed prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the worst performing underlying shares, but no upside exposure to the underlying shares. You will not participate in any appreciation in the price of any of the underlying shares over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying shares over the term of the securities. In addition, you will not receive any dividends or other distributions or have any other rights with respect to the underlying shares over the term of the securities.

▪	The performance of the securities will depend on the closing prices of the underlying shares solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying shares. Whether the contingent coupon will be paid for any given quarter (and whether any previously unpaid contingent coupon payments will be paid) and whether the securities will be automatically redeemed prior to maturity will depend on the closing prices of the underlying shares solely on the quarterly valuation dates and potential redemption dates, respectively, regardless of the closing prices of the underlying shares on other days during the term of the securities. If the securities are not automatically redeemed, what you receive at maturity will depend solely on the closing price of the worst performing underlying shares on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing prices of the underlying shares on a limited number of dates, the securities will be particularly sensitive to volatility in the closing prices of the underlying shares. You should understand that each of the underlying shares has historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with

August 2026	PS-10

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of, and correlation among, the underlying shares, dividend yields on the underlying shares and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including the price and volatility of the underlying shares, the correlation among the underlying shares, dividend yields on the underlying shares, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or underlying shares, or engaging in transactions in them, and any such action could adversely affect the value of underlying shares. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	Our offering of the securities does not constitute a recommendation of any of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying shares is likely to achieve favorable

August 2026	PS-11

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or in instruments related to the underlying shares and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other activities of our affiliates may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the underlying shares and other financial instruments related to the underlying shares and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares and other related financial instruments on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the underlying share issuers, including extending loans to, making equity investments in or providing advisory services to those issuers. In the course of this business, we or our affiliates may acquire non-public information about the underlying share issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪	You will have no rights and will not receive dividends with respect to the underlying shares. You should understand that you will not receive any dividend payments under the securities. In addition, if any change to the underlying shares is proposed, such as an amendment to any underlying share issuer’s organizational documents, you will not have the right to vote on such change. Any such change may adversely affect the market price of the applicable underlying shares.

▪       Even if any underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any of the underlying shares unless the amount of the dividend per underlying share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per underlying share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the applicable underlying shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the applicable underlying shares by the amount of the dividend per underlying share. If the applicable underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities may be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪       The securities will not be adjusted for all events that could affect the price of any of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the underlying shares. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of any of the underlying shares would not.

▪       If any of the underlying shares are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪       The securities may become linked to shares of an issuer other than one of the original underlying share issuers upon the occurrence of a reorganization event or upon the delisting of any of the underlying shares. For example, if any underlying share issuer enters into a merger agreement that provides for holders of the applicable underlying shares to receive stock of another entity, the stock of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the applicable underlying shares are delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares of another issuer to be the applicable underlying shares. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and “—Delisting of an Underlying Company” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, corporate events with respect to any of the underlying share issuers that may require a dilution adjustment or the delisting of the applicable underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

August 2026	PS-12

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

August 2026	PS-13

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Information About Amazon.com, Inc.

Amazon.com, Inc. is an online retailer that offers a wide range of products. The company’s products include books, music, computers, electronics and numerous other products. Amazon.com, Inc. offers personalized shopping services, Web-based credit card payment, and direct shipping to customers. Amazon.com, Inc. also operates a cloud platform offering services globally. The underlying shares of Amazon.com, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 000-22513 through the SEC’s website at http://www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Amazon.com, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “AMZN.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of Amazon.com, Inc. on August 28, 2026 was $266.43.

The graph below shows the closing price of the underlying shares for each day such price was available from January 4, 2016 to August 28, 2026. The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

Common Stock of Amazon.com, Inc. – Historical Closing Prices* January 4, 2016 to August 28, 2026

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* The red line indicates the downside threshold price with respect to Amazon.com, Inc. of $133.215, equal to 50.00% of the initial share price.

August 2026	PS-14

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Information About Alphabet Inc.

Alphabet Inc. operates as a holding company. The company, through its subsidiaries, provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce, and hardware products. The Class A common stock of Alphabet Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-37580 through the SEC’s website at http://www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The Class A common stock of Alphabet Inc. trades on the Nasdaq Global Select Market under the ticker symbol “GOOGL.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of Alphabet Inc. on August 28, 2026 was $346.59.

The graph below shows the closing price of the underlying shares for each day such price was available from January 4, 2016 to August 28, 2026. The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

Class A Common Stock of Alphabet Inc. – Historical Closing Prices* January 4, 2016 to August 28, 2026

Closing Price ($)
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* The red line indicates the downside threshold price with respect to Alphabet Inc. of $173.295, equal to 50.00% of the initial share price.

August 2026	PS-15

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Information About Microsoft Corporation

Microsoft Corporation develops, manufactures, licenses, sells and supports software products. The company offers operating system software, server application software, business and consumer applications software, software development tools, and Internet and intranet software. Microsoft Corporation also develops video game consoles and digital music entertainment devices. The underlying shares of Microsoft Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-37845 through the SEC’s website at http://www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Microsoft Corporation trade on the Nasdaq Global Select Market under the ticker symbol “MSFT.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of Microsoft Corporation on August 28, 2026 was $513.53.

The graph below shows the closing price of the underlying shares for each day such price was available from January 4, 2016 to August 28, 2026. The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

Common Stock of Microsoft Corporation – Historical Closing Prices* January 4, 2016 to August 28, 2026

Closing Price ($)
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* The red line indicates the downside threshold price with respect to Microsoft Corporation of $256.765, equal to 50.00% of the initial share price.

August 2026	PS-16

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•         Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

August 2026	PS-17

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $20.00 for each $1,000.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $15.00 for each $1,000.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5.00 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been issued by Citigroup Global Markets Holdings Inc. pursuant to the indenture, the trustee and/or paying agent has made, in accordance with instructions from Citigroup Global Markets Holdings Inc., appropriate entries or notations in its records relating to the master global note that represents such securities and such securities have been delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Citigroup Global Markets Holdings Inc. or Citigroup Inc., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.

In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 25, 2026, which has been filed as an exhibit to the Registration Statement on Form S-3 by Citigroup Global Markets Holdings Inc. and Citigroup Inc. on February 25, 2026, that the Documents have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each a valid, binding and enforceable agreement of, each party thereto (other than as expressly covered above in respect of Citigroup Global Markets Holdings Inc. and Citigroup Inc.) and that the terms of the securities and the issuance, execution, delivery and performance by Citigroup

August 2026	PS-18

Citigroup Global Markets Holdings Inc.

4,165 Contingent Income Auto-Callable Securities with Memory Coupon Due August 31, 2028

Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of Microsoft Corporation

Principal at Risk Securities

Global Markets Holdings Inc. and Citigroup Inc. of the securities and the related guarantee do not contravene, or constitute a default under, any judgment, injunction, order or decree or any agreement or other instrument binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc.

© 2026 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

August 2026	PS-19